U.S. SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):  March 29, 1999



                             TM Century, Inc.
          (Exact name of registrant as specified in its charter)


             Delaware              0-13167              73-1220394
   (State or other jurisdiction  (Commission          (IRS Employer
        of incorporation)        File Number)       Identification No.)



                               2002 Academy
                           Dallas, Texas  75234
       (Address, including zip code, of principal executive offices)


    Registrant's telephone number, including area code:  (972) 406-6800

   Item 5.  Other Events

   By press release dated April 8, 1999, Neil W. Sargent, President and Chief Executive Officer of TM Century, Inc. (the "Company", announced the appointment of Robert D. Graupner to succeed him as President and Chief Executive Officer of the Company, Effective May 1, 1999. Mr. Sargent will continue to serve the Company as Vice Chairman of the Board of Directors.

   In the same press release, the Company announced the election of Robert D. Graupner and Carol M. Long and the re-election of Neil W. Sargent, Marjorie L. McIntyre and A. Ann Armstrong to the Board of Directors of the Company by written consent of the holders of a majority of the outstanding common stock of the Company dated as of March 29, 1999. Prior to the election, Donald E. Latin, a long-time director of the Company, announced his decision not to stand for re-election to the Board of Directors. The April 8, 1999 press release is filed as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

   Item 7.  Financial Statements and Exhibits

   (c)  Exhibits

   99.1  Press Release dated April 8, 1999

                                SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                            TM Century, Inc.


   Date:  May 7, 1999       By: /s/Roger A. Holeman
                                ______________________
                               Roger A. Holeman
                               Chief Financial Officer

                             INDEX TO EXHIBITS


   Item
   Number     Exhibit
   ______     _______

   99.1  Press Release date April 8, 1999


     FOR IMMEDIATE RELEASE            CONTACT: Karyn Fairris
     April 8, 1999                             TM Century, Inc.
                                               972-406-6823
                                               kfairris@tmcentury.com


     TM CENTURY ANNOUNCES MANAGEMENT CHANGES

     Neil Sargent,  President/CEO of TM Century,  Inc., Dallas, TX  (OTC
     BB: TMCI) has announced the appointment of David Graupner to succeed him as President/CEO effective May 1, 1999. Mr. Sargent will continue to have an active role in the Company as Vice Chairman of the Board of Directors and assisting Mr. Graupner in the transition process, but will primarily focus on a few major issues for the Company until his retirement in May 2000. Pursuant to a consulting agreement that takes effect on May 1, 2000, Mr. Sargent will retain his position as Vice Chairman of the Board and continue to serve in a consulting role to the Company through April 30, 2004.

     "David has done an excellent job in his capacity as Executive Vice President for the past three years and his succession to the top position has long been anticipated. He will undoubtedly be an outstanding leader of TM Century in the future as he continues to reposition the Company to offer a more focused selection of products and expand in a meaningful way into TV, Cable, Post Production facilities and the Internet", according to Sargent.

     Mr. Graupner has been Executive Vice President of TM Century for the past three years. He previously managed radio stations in Madison and Reno, served as a Program Consultant for TM Programming in the early 80's, was a Program Director in Sarasota and began his career in radio in Lincoln.

     Mr. Sargent came to TM Century in 1995 from Westwood One Radio Networks where he held the position of Senior Vice President, Affiliate Sales & Relations. Mr. Sargent has more than 40 years experience in the broadcast industry.

     TM Century also announced that Mr. Graupner and Ms. Carol Peek Long have been elected as directors of the Company. They, together with incumbent directors Mr. Sargent, Marjorie L. McIntyre and A. Ann Armstrong, were elected by written consent of the holders of a majority of the outstanding common stock of the Company on March 29, 1999. The Company had previously stated in its Information Statement dated February 17, 1999 that Mr. Sargent, Ms. McIntyre and Ms. Armstrong, together with Donald E. Latin, a long-time director, were expected to be re-elected as directors. However, subsequent to the date of the Information Statement, Mr. Latin, a Dallas investment consultant, announced his decision to resign from the Board to pursue other interests. Ms. Long and Ms. Armstrong serve as trustees of a trust that holds approximately 69.5% of the outstanding common stock of the Company. Ms. Long is the daughter of Ms. McIntyre and the owner of a Production company. Ms. Long is also a former member of the TM Century Board of Directors.

     TM Century creates, produces and markets music based goods and services for the broadcast and entertainment industries worldwide. Products include special compilations of music on CD and computer systems, instrumental commercial backgrounds, station identification jingles, comedy services, and original music for radio and TV stations.